                                                               Exhibit 9.6

                   TERMINATION, AMENDMENT AND APPROVAL AGREEMENT (the "Agreement"), dated as of April 1, 1997, among BESSEMER HOLDINGS, L.P. (as successor to Bessemer Capital Partners, L.P.), ("BHLP"), BESSEC HOLDINGS, L.P., BESSEMER HOLDINGS SPECIAL SITUATIONS, L.P., BGE PARTNERS, L.P., BNE PARTNERS, L.P., BTE PARTNERS, L.P. and BCE PARTNERS, L.P. (collectively, the "BHLP Affiliates", and together with BHLP, the "BH Group"), GOLDMAN, SACHS & CO. ("Goldman"), GS CAPITAL PARTNERS, L.P., STONE STREET FUND 1992, L.P. and BRIDGE STREET FUND 1992, L.P. (collectively, the "GS Partnerships"), DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("DLJSC"), DLJ FIRST ESC L.L.C., DLJ MERCHANT BANKING FUNDING, INC., DLJ MERCHANT BANKING PARTNERS, L.P. and DLJ INTERNATIONAL PARTNERS, C.V. (collectively, the "DLJ Partnerships"), CHASE EQUITY ASSOCIATES, L.P. (formerly Chemical Equity Associates, A California Limited Partnership) ("CEA") and BCP/ESSEX HOLDINGS INC. (as successor to B E Acquisition Corporation) (the "Company").

         WHEREAS the BH Group, the GS Partnerships, the DLJ Partnerships, CEA and the Company are parties to an Investors Shareholders Agreement, dated as of October 9, 1992 (as amended, the "Investor Shareholders Agreement");

         WHEREAS the GS Partnerships, the DLJ Partnerships, CEA and the Company are parties to a Stock and Warrant Subscription Agreement, dated as of October 9, 1992 (as amended, the "Stock and Warrant Subscription Agreement");

         WHEREAS BHLP, DLJSC, Goldman and the Company are parties to an Engagement Letter, dated July 22, 1992 (as amended by letter agreement dated October 9, 1992) (the "Engagement Letter");

         WHEREAS the Company is proposing to register for public sale, Company common stock (the "Offering"), all as more fully described in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 19, 1997, as Registration No. 333-22043, as the


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                                                                          2

same may be amended, supplemented or otherwise modified from time to time;

         WHEREAS concurrent with the consummation of the Offering, the parties hereto wish to terminate certain of their respective rights and obligations under (i) the Investor Shareholders Agreement, (ii) the Stock and Warrant Subscription Agreement and (iii) the Engagement Letter;

         WHEREAS the capitalization of the Company currently provides for two classes of common stock, which classes will be reclassified (the
"Reclassification") into a single class of common stock in connection with the Offering; and

         WHEREAS concurrent with the consummation of the Offering, CEA wishes to approve the Reclassification.


         NOW, THEREFORE, the parties hereby agree as follows:

         1. Subject to paragraph 6 hereof, the Investor Shareholders Agreement is hereby terminated.

         2. The parties hereby waive (x) any pre-emptive rights they might have in connection with the Company common stock offered in the Offering and (y) any rights of first offer they might have in regard to sales of either (i) Company common stock or (ii) warrants to purchase Company common stock, in each case made by stockholders of the Company in connection with the Offering.

         3. Subject to paragraph 6 hereof, Article VII of the Stock and Warrant Subscription Agreement is hereby deleted.

         4. Subject to paragraph 6 hereof, the Engagement Letter, other than the indemnification and contribution obligations thereunder, is hereby terminated.

         5. Subject to paragraph 6 hereof, CEA hereby approves the Reclassification.

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                                                                          3

         6. This Agreement shall be effective as of the closing date of the Offering provided that (i) the DLJ Partnerships are permitted to sell, in the aggregate, at least 250,000 shares of Company common stock in the Offering (determined after giving effect to the proposed reverse stock split and treating the sale of a warrant to purchase one share of Company common stock as the sale of one share of Company common stock), (ii) following the Offering, the GS Partnerships beneficially own, in the aggregate, not more than 9.9% of the outstanding shares of Company common stock and (iii) following the Offering, CEA beneficially owns not more than 4.9% of the outstanding shares of Company common stock. In the event that the Offering is not consummated by July 1, 1997, or in the event that the conditions provided in the immediately preceding sentence are not satisfied, this Agreement shall be null and void as if it had never been executed.

         7. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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                                                                          4

         8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the law that might be applied under applicable principles of conflicts of law.


         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized representatives as of the date first above written.


                   BESSEMER HOLDINGS, L.P.,

                   by   KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by   DEMAREST CORPORATION,
                             a manager,

                             by  /s/ Robert D. Lindsay
                               -----------------------
                               Name:  Robert D. Lindsay
                               Title: President


                   BESSEC HOLDINGS, L.P.,

                   by   KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by   DEMAREST CORPORATION,
                             a manager,

                             by  /s/ Robert D. Lindsay
                               -----------------------
                               Name:  Robert D. Lindsay
                               Title: President

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                                                                     5

                   BESSEMER HOLDINGS SPECIAL SITUATIONS,
                   L.P.,

                   by   KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by   DEMAREST CORPORATION,
                             a manager,

                             by /s/ Robert D. Lindsay
                               -----------------------
                               Name:  Robert D. Lindsay
                               Title: President


                   BGE PARTNERS, L.P.,

                   by   KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by   DEMAREST CORPORATION,
                             a manager,

                             by /s/ Robert D. Lindsay
                               -----------------------
                               Name:  Robert D. Lindsay
                               Title: President


                   BNE PARTNERS, L.P.,

                   by   KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by   DEMAREST CORPORATION,
                             a manager,

                             by /s/ Robert D. Lindsay
                               -----------------------
                               Name:  Robert D. Lindsay
                               Title: President

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                                                                     6

                   BTE PARTNERS, L.P.,

                     by /s/ Ed Smith
                        ----------------------
                        Name:  Ed Smith
                        Title: Authorized Signatory


                   BCE PARTNERS, L.P.,

                     by KYLIX HOLDINGS L.L.C.,
                        its general partner,

                        by DEMAREST CORPORATION,
                           a manager,

                           by  /s/ Robert D. Lindsay
                              ------------------------
                              Name:  Robert D. Lindsay
                              Title: President


                   GOLDMAN, SACHS & CO.,

                     by  /s/
                        ------------------------
                         Name:
                         Title:


                   GS CAPITAL PARTNERS, L.P.,

                     by GS ADVISORS, L.P.,
                        its general partner,

                        by GS ADVISORS, INC.,
                           its general partner,

                           by  /s/
                              ------------------------
                              Name:
                              Title:

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                                                                          7

                   STONE STREET FUND 1992, L.P.,

                     by STONE STREET PERFORMANCE CORP.,
                        its managing general partner,

                        by      C.H. Skodinski
                           ----------------------------
                           Name:  C.H. Skodinski, V.P.
                           Title:


                   BRIDGE STREET FUND 1992, L.P.,

                     by STONE STREET PERFORMANCE CORP.,
                        its managing general partner,

                        by      C.H. Skodinski
                           ----------------------------
                           Name:  C.H. Skodinski, V.P.
                           Title:


                   DONALDSON, LUFKIND & JENRETTE SECURITIES
                   CORPORATION,

                     by      /s/ Ivy Dodes
                        -------------------------
                        Name:   Ivy Dodes
                        Title:  Vice President


                   DLJ FIRST ESC L.L.C.,

                     by DLJ LBO PLANS MANAGEMENT
                        CORPORATION, a manager,

                     by      /s/ Ivy Dodes
                        -------------------------
                        Name:   Ivy Dodes
                        Title:  Vice President

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                                                                          8

                   DLJ MERCHANT BANKING FUNDING, INC.,

                     by      /s/ Ivy Dodes
                        -------------------------
                        Name:   Ivy Dodes
                        Title:  Vice President


                   DLJ MERCHANT BANKING PARTNERS, L.P.,

                     by DLJ MERCHANT BANKING, INC.,
                        its managing general partner,

                     by      /s/ Ivy Dodes
                        -------------------------
                        Name:   Ivy Dodes
                        Title:  Vice President


                   DLJ INTERNATIONAL PARTNERS, C.V.,

                     by DLJ OFFSHORE MANAGEMENT, N.V.,
                        its resident general partner,

                        by PIERSON TRUST (CURACAO) N.V.,
                           its managing director,

                     by      /s/ Ivy Dodes
                        -------------------------
                        Name:   Ivy Dodes
                        Title:  Vice President


                   CHASE EQUITY ASSOCIATES, L.P.,

                     by CHASE VENTURE PARTNERS,
                        its general partner,

                        by     /s/ John O'Connor
                           -------------------------
                           Name:  John O'Connor
                           Title: General Partner

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                                                                          9

                   BCP/ESSEX HOLDINGS INC.,

                     by     /s/ Steven R. Abbott
                        -----------------------------
                        Name:  Steven R. Abbott
                        Title: President & Chief
                               Executive Officer